Exhibit 99.1

For Immediate Release

Contact:

Fuse Medical, Inc.

Attention: Devon Morgan, Senior Investor Relations Analyst

1565 North Central Expressway, Suite 220

Richardson, Texas 75080

Office (469) 862-3030

Facsimile (469) 862-3035

info@Fusemedical.com

FUSE MEDICAL REPORTS FULL YEAR 2018 FINANCIAL RESULTS WITH RECORD EARNINGS

RICHARDSON, TX, March 25, 2019 /Businesswire/ — Fuse Medical, Inc., (OTCPINK: FZMD), an emerging manufacturer and distributor of medical devices for the orthopedic and spine marketplace, announced record earnings for the fiscal year ended December 31, 2018. Fuse filed its annual report on Form 10-K with the Securities and Exchange Commission on Thursday, March 21, 2019.

2018 Financial Highlights

•	Net revenue of $26.3 million

•	Gross profit increase by 10% to $13 million

•	Record net income of $4.0 million, or 15% of net revenues

•	Earnings per share of $0.06 compared to $0.04 for 2017, on a diluted basis

•	EBITDA of $4.6 million, an increase of $3.6 million over 2017(1)

•	Net cash flows provided by operations, an increase of 55% to $2.5 million (1)

2018 Strategic Milestones

•	Listed as “Penny Stock Exempt” by OTC Markets

•	Recognized as No. 56 of the fastest growing companies in the Deloitte 2018 Technology Fast 500TM

•	Ranked as the 143rd largest public company by revenue in the Dallas-Fort Worth metropolitan area by the Dallas Morning News

•	Completed the acquisition and integration of CPM Medical Consultants, LLC & Palm Springs Partners, LLC d/b/a Maxim Surgical

•	Established Scientific Advisory Boards with Key Opinion Leaders to assist with our product development and design input

Chief Executive Officer Christopher C. Reeg said, “2018 was an incredible year of accomplishments and financial successes for us. The year proved to be pivotal for successful transformation into the medical device manufacturing space. Repositioning Fuse into an integrated medical device manufacturer and supplier was the all-important initial step to begin realizing increased revenue growth at higher profit margins.”

Mr. Reeg added that “for 2019, our focus is the expansion of our manufactured product portfolio, as well as our private label product offerings in the spine and the foot and ankle market.”

For Immediate Release

About Fuse Medical, Inc.

Fuse is a manufacturer and national distributor of medical devices, providing a broad portfolio of internal and external fixation products; upper and lower extremity plating and total joint reconstruction; soft tissue fixation and augmentation for sports medicine procedures; full spinal implants for trauma, degenerative disc disease, and deformity indications, (collectively, “Orthopedic Implants”) and a wide array of osteo-biologics, regenerative tissues, and amniotic tissue, including human allografts, substitute bone materials and tendons, and regenerative tissues and fluids (“Biologics”). The Company’s broad portfolio of Orthopedic Implants and Biologics provide high-quality products that assist surgeons in providing positive patient outcomes and cost-effective solutions. For more information about the Company, please visit: www.fusemedical.com.

Forward Looking Statements

Certain statements in this press release, including those related to an anticipated purchase of all of the outstanding membership units and plans for the consolidated company, constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend,” or similar expressions or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based only on information available to the Company as of the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company’s filings with the Securities and Exchange Commission; the failure of the Company to close the transaction; and integration issues with the consolidated company. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events, or otherwise, except as required by law.

(1)

EBITDA and Net Cash Flows Provided by Operations are both non-GAAP financial measures. For more information about GAAP and non-GAAP financial measures, please see the section of this release titled “Use of Non-GAAP Financial Measures.”

####

For Immediate Release

FUSE MEDICAL, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$844,314	$804,715
Accounts receivable, net of allowance of $667,963 and $499,099, respectively	5,225,999	6,570,382
Inventories, net of allowance of $1,711,871 and $1,110,742, respectively	11,075,889	10,626,769
Prepaid expenses and other current assets	29,553	32,466

Total current assets	17,175,755	18,034,332
Property and equipment, net	42,974	16,895
Deferred tax asset	760,993	375,278
Intangible assets, net	1,288,040	—
Goodwill	2,905,089	820,650

Total assets	$22,172,851	$19,247,155

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,712,919	$2,588,091
Accrued expenses	2,784,271	1,830,679
Notes payable—related parties	150,000	150,000
Senior secured revolving credit facility	1,477,448	3,415,351

Total current liabilities	7,124,638	7,984,121
Earn-out liability	13,581,529	19,244,543

Total liabilities	20,706,167	27,228,664

Commitments and contingencies	—	—
Stockholders’ equity (deficit):
Preferred stock, $0.01 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 74,600,181 shares issued and 71,489,066 shares outstanding at December 31, 2018 and 69,158,308 shares issued and 65,890,808 shares outstanding at December 31, 2017	714,891	671,583
Additional paid-in capital	—	(8,653,092)
Retained earnings	751,793	—

Total stockholders’ equity (deficit)	1,466,684	(7,981,509)

Total liabilities and stockholders’ equity (deficit)	$22,172,851	$19,247,155

For Immediate Release

FUSE MEDICAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in dollars, except per share data)	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017
Net revenues	$26,342,038	$26,407,206
Cost of revenues	13,352,558	14,582,416

Gross profit	12,989,480	11,824,790

Operating expenses
Selling, general, administrative and other	8,466,128	5,315,657
Commissions	6,431,967	5,641,122
Gain on disposal of property and equipment	—	(5,367)
Depreciation and amortization	49,685	14,521

Total operating expenses	14,947,780	10,965,933

Operating (loss) income	(1,958,300)	858,857

Change in fair value of contingent purchase consideration	5,663,014	—
Other income (expense):
Interest expense	(133,944)	(161,669)
Extinguishment of debt	—	43,308

Total other expense	(133,944)	(118,361)

Operating income before income tax	3,570,770	740,496
Income tax benefit	(386,784)	40,818
Net income	$3,957,554	$699,678

Net income per common share—basic	$0.06	$0.04

Net income per common share—diluted	$0.06	$0.04

Weighted average number of common shares outstanding—basic	68,020,348	16,027,794

Weighted average number of common shares outstanding—diluted	70,945,602	19,473,553

For Immediate Release

Fuse Medical, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures(1)

(Unaudited)

Use of Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures of Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) and Net Cash Provided by Operations (“Net Cash”).

Fuse presents these non-GAAP financial measures because it believes these measures are a useful indicator of the Company’s operating performance. The Company’s management utilize these non-GAAP measures principally as a measure of the Company’s operating performance and believes that these measures are useful to investors because they are frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. The Company also believes that these measures are useful to its management and investors as measures of comparative operating performance from period to period.

EBITDA represents net income plus interest expense, income tax (benefit) expense, depreciation and amortization, and stock-based compensation expense. Net Cash is the amount of cash generated by net income, adjusted for non-cash items, and adjusted for changes in net working capital.

The Company presents EBITDA and Net Cash because it believes they are useful indicators of the Company’s operating performance. The Company’s management utilize EBITDA and Net Cash principally as a measure of the Company’s operating performance as well as for planning purposes, including the preparation of the Company’s annual operating budget and financial projections.

EBITDA and Net Cash are non-GAAP financial measures and should not be considered alternatives to net income as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP. They should also not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, EBITDA and Net Cash are not intended to be measures of free cash flows for management’s discretionary use, as they do not reflect certain cash requirements such as tax payments, senior secured revolving credit facility borrowings and payments, capital expenditures and certain other cash costs that may recur in the future. EBITDA and Net Cash contain certain other limitations, including the failure to reflect the Company’s cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating EBITDA or Net Cash, one should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of EBITDA and Net Cash should not be construed to imply that the Company’s future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on its GAAP results in addition to using EBITDA and Net Cash as supplemental resources. The Company’s definition of EBITDA and Net Cash are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

The following tables presents reconciliations of net income to EBITDA and Net Cash for the periods presented.

For Immediate Release

Fuse Medical, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures—EBITDA

(Unaudited)

	2018	2017
Net income	$3,957,554	$699,678
Interest expense	133,944	161,669
Income tax (benefit) expense	(386,784)	40,818
Depreciation and amortization	49,685	14,521
Stock-based compensation expense	834,929	42,609

EBITDA (a Non-GAAP Measure)	$4,589,328	$959,295

For Immediate Release

Fuse Medical, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures—Net Cash Provided By Operating Activities

(Unaudited)

	For the Year Ended 31-Dec-18	For the Year Ended 31-Dec-17
Cash flows from operating activities:
Net income	$3,957,554	$699,678
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	49,685	14,521
Change in fair value of contingent purchase consideration	(5,663,014)	—
Share-based compensation	834,929	42,609
Provision of bad debts and discounts	168,864	—
Benefits for deferred taxes	(431,272)	—
Gain on disposal of property and equipment	—	(5,067)
Extinguishment of debt	—	(43,308)
Changes in operating assets and liabilities:
Accounts receivable	917,689	(62,096)
Inventories, net slow-moving and obsolescence reserves	1,881,556	2,022,723
Prepaid expenses and other current assets	2,913	(9,448)
Accounts payable	(82,824)	178,477
Accrued expenses	843,820	(1,236,527)
Deferred rent	—	(848)
Security deposit	—	3,822

Net cash provided by operating activities (a Non-GAAP Measure)	$2,479,900	$1,604,536